                                                                     EXHIBIT 4.6

                            SATYAM INFOWAY LIMITED
                              Maansarovar Towers
                         271-A, Anna Salai, Teynampet
                               Chennai - 600 018
                                     India



                                                              September 14, 1999


Sterling Commerce, Inc.
4600 Lakehurst Court
Dublin, Ohio 43106

Gentlemen:

          Satyam Infoway Limited, a limited liability company under the laws of the Republic of India (the "Company"), hereby agrees with you as follows:
                            -------

SECTION 1.  PURCHASE AND SALE OF EQUITY SHARES

1.1  Issue of Equity Shares
     ----------------------

          On or before the Closing Date (as hereinafter defined), the Company will have authorized the issuance of 481,000 of its equity shares, par value Rs.10 per share (the "Equity Shares"), in accordance with the applicable
                      -------------
provisions of the Company's Memorandum and Articles of Association and the Companies Act, 1956 of India.

          Capitalized terms used in this agreement (the "Agreement") without
                                                         ---------
definition shall have the meanings specified in Section 5 hereof.

          Each Equity Share to be purchased by you will be dated as provided in
Section 1.2 hereof.

1.2  Sale and Purchase of the Equity Shares; the Closing
     ---------------------------------------------------

          In reliance upon the representations made in Section 1.3 hereof and subject to the terms and conditions set forth herein and in the other Documents, the Company hereby agrees to sell to you 481,000 Equity Shares at a purchase price equal to Five Million U.S. Dollars ($5,000,000.00). In reliance upon the representations and warranties of the Company contained herein and in the other Documents, and subject to the terms and conditions set forth herein and therein, you hereby agree to purchase such Equity Shares from the Company.

          The sale and purchase of the Equity Shares shall take place at a closing (the "Closing") at the offices of the Company, as identified above, on
              -------
September 14, 1999 or such other business day as may be agreed upon by you and the Company (the "Closing Date"). At the
                  ------------

Closing, upon receipt by the Company of the full purchase price of the Equity Shares subscribed for hereunder by intra-bank or federal funds bank wire transfer of same day funds to such bank account as the Company shall designate at least two business days prior to the Closing, the Company will deliver to you the Equity Shares to be purchased by you (in such permitted denomination or denominations and registered in your name or the name of such nominee or nominees (not to exceed ten (10) in number) as you may request).

          If at the Closing any of the conditions to the Closing specified in this Agreement shall not have been fulfilled to your reasonable satisfaction or if the Closing fails to occur on or before November 13, 1999 due to no fault of your own, you shall, at your election and notwithstanding anything to the contrary in this Agreement, be relieved of all further obligations under this Agreement without thereby waiving any rights you may have by reason of such nonfulfillment or failure. Nothing in this Section 1.2 shall operate to relieve the Company from any of its obligations under this Agreement.

          You hereby waive any and all preemptive rights, as a holder of Equity Shares, to purchase additional Equity Shares in the proposed initial public offering in the United States of American Depositary Shares and related transactions (the "IPO").
                   ---

1.3  Purchaser Representations; Source of Funds
     ------------------------------------------

          (a) You represent that you are purchasing the Equity Shares solely for your own account and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof or any other jurisdiction, without prejudice, however, to your right at all times to sell or otherwise dispose of all or any part of such Equity Shares pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

          You further represent that you are knowledgeable, sophisticated and experienced in business and financial matters; that you have previously invested in restricted securities issued by private companies and fully understand the limitations on transfer described in Section 1.3(b) hereof and the restrictions on sales and other dispositions in this Agreement and the other Documents; that you are knowledgeable about the Company's business; that you are able to bear the economic risk of investment in the Equity Shares and are presently able to afford the complete loss of such investment; that you are an "accredited investor" as defined in Regulation D promulgated under the Securities Act; and that you have been afforded access to information about the Company and the Company's financial condition, results of operations, business, property, management and prospects sufficient to enable you to evaluate your investment in the Equity Shares, including, without limitation, financial statements as of March 31 and June 30, 1999. You acknowledge that you have conducted your own analysis of the Company's financial condition and other foregoing factors which is the basis for your decision to purchase the Equity Shares.

          (b) If you desire to sell or otherwise dispose of all or any part of the Equity Shares in a transaction which invokes the jurisdiction of the United States federal securities laws and in reliance upon an exemption from registration under the Securities Act, if requested by the

Company, you will deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, that an exemption from registration under the Securities Act is available. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Equity Shares (and in each case all securities issued upon conversion thereof, in exchange therefor, or in substitution thereof) shall bear the legend set forth in the Stockholders Agreement.

          (c) You represent that no part of the funds to be used to purchase the Equity Shares to be purchased by you constitutes assets allocated to any trust which contains the assets of any employee pension benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA is a party in interest or disqualified person. The representation made by you in the preceding sentence is made in reliance upon your review of the list of employee pension benefit plans provided by the Company. As used in this Section 1.3(c), the terms "employee pension benefit plan," "separate account" and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA and the terms "disqualified person" and "prohibited transaction" shall have the meanings assigned to such terms in Section 4975 of the Code.

          (d) You are a Delaware corporation, and your primary place of business is Ohio.

1.4  Ordinary Course
     ---------------

          During the period from the date hereof to the Closing Date, the Company shall conduct its business only in the ordinary course and consistent with past practice, other than IPO.

1.5  Further Action
     --------------

          During the period from the date hereof to the Closing Date, the Company shall use its reasonable best efforts, and shall take all action necessary or appropriate (including, without limitation, the execution of an amendment to the Company's Articles of Association), to consummate the transactions contemplated hereby, including obtaining all licenses, consents, approvals or other authorizations of any governmental entity or regulatory body, and to cause its representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date.

SECTION 2.  PURCHASER CLOSING CONDITIONS
            ----------------------------

          Your obligation to purchase and pay for the Equity Shares shall be subject to the satisfaction of the following conditions on or before the Closing
Date:

2.1  Representations and Warranties True
     -----------------------------------

          The representations and warranties of the Company contained in Section 4 hereof qualified as to materiality shall be true, and those not so qualified shall be true in all material respects, in each case at and as of the Closing Date (unless they purport to be as of a different date), after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date.

2.2  Compliance with this Agreement
     ------------------------------

          The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein, in the other Documents and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date.

2.3  Officer's Certificate
     ---------------------

          You shall have received a certificate or certificates, dated the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying that the conditions set forth in Sections 2.1 and 2.2 hereof are satisfied on and as of such date.

2.4  Proceedings Satisfactory
     ------------------------

          All proceedings taken in connection with the sale of the Equity Shares, the transactions contemplated hereby, and all documents and papers relating thereto, shall be reasonably satisfactory to you. You and your counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith, all in form and substance satisfactory to you. Any document annexed to this Agreement or any other document contemplated by this Agreement not approved by you in writing as to form and substance on the date this Agreement is executed shall be reasonably satisfactory in form and substance to you.

2.5  Stockholders Agreement and Other Documents
     ------------------------------------------

          The Stockholders Agreement and the other Documents shall have been entered into by the parties thereto, and you shall have received an original, duly executed by the parties thereto, of the Stockholders Agreement. All other agreements entered into by the Company on or prior to the Closing Date and the certificates representing the Equity Shares shall be in form and substance reasonably satisfactory to you, and originals or copies of such agreements shall be provided to you.

2.6  Governmental Approvals
     ----------------------

          The Company shall have received all Government of India and any other approvals of any governmental or regulatory body required in connection with the transactions contemplated by this Agreement and the other Documents.

SECTION 3.  COMPANY CLOSING CONDITIONS
            --------------------------

          The Company's obligation to issue and sell to you the Equity Shares shall be subject to the satisfaction of the following conditions on or before the Closing Date:

3.1  Representations and Warranties True
     -----------------------------------

          Your representations and warranties contained in Section 1.3 hereof qualified as to materiality shall be true, and those not so qualified shall be true in all material respects, in each case at and as of the Closing Date (unless they purport to be as of a different date), after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date.

3.2  Compliance with this Agreement
     ------------------------------

          You shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein, in the other Documents and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date.

3.3  Stockholders Agreement and Other Documents
     ------------------------------------------

          The Stockholders Agreement and the other Documents shall have been entered into by the parties thereto, and the Company shall have received an original, duly executed by the parties thereto, of the Stockholders Agreement.

3.4  Governmental Approvals
     ----------------------

          The Company shall have received all Government of India and any other approvals of any governmental or regulatory body required in connection with the transactions contemplated by this Agreement and the other Documents.

SECTION 4.  REPRESENTATIONS AND WARRANTIES
            ------------------------------

          The Company represents and warrants as follows:

4.1  Due Incorporation and Authorization; Capitalization
     ---------------------------------------------------

          (a) The Company is a deemed public company and is duly incorporated and validly existing and in good standing under the laws of India and has power to own its properties and assets, to carry on its businesses as presently conducted or proposed to be conducted, to enter into and perform its obligations under this Agreement and the other Documents and to allot and issue the Equity Shares to be issued pursuant to this Agreement. The Memorandum and Articles of Association which have been furnished to you are correct and complete as of the date hereof. The Company is not in violation of any term of its Memorandum or Articles of Association. The Company has taken all necessary action to authorize the execution of this Agreement and the other Documents.

          (b) The authorized share capital of the Company is 25,000,000 Equity Shares. As of the Closing Date, 15,750,000 Equity Shares, options to purchase 5,000 Equity Shares and warrants to purchase 750,000 Equity Shares are issued and outstanding. Except as previously set forth above, the Company has not issued or agreed to issue and is not obligated to issue any warrants, options or other rights to purchase or acquire any shares of its capital stock, other than the IPO. All preemptive rights of existing stockholders have been duly disapplied for the purposes of permitting the allotment and issuance of Equity Shares to you under this Agreement.

          (c) All securities issued by the Company prior to the date hereof have been issued in transactions which comply with applicable securities laws, including, to the extent applicable, the Securities Act.

4.2  Financial Statements
     --------------------

          The report and financial statements of the Company for the period ended March 31, 1999 and June 30, 1999 have been prepared in accordance with generally accepted accounting principles and practices as applicable in the United States consistently applied, are consistent with the Company's books and records and give a true and fair view of the financial condition, assets and liabilities of the Company as of such date, and since June 30, 1999 the Company has conducted its business in the ordinary course and consistent with past practices and there has been no material adverse change in the financial condition or the business, assets, operations or prospects of the Company. Except as and to the extent reflected or reserved against in the Company's financial statements for the period ended June 30, 1999 or as incurred in the ordinary course of business, since the date thereof the Company does not have and is not subject to any material liability or obligation of any nature which is required to be set forth in its financial statements, whether accrued, absolute, contingent or otherwise.

4.3  Due Execution and Delivery
     --------------------------

          This Agreement and the other Documents have been duly executed and delivered by the Company, constitute legal, valid and binding obligations of the Company and are enforceable in accordance with their respective terms.

4.4  No Violation
     ------------

          Neither the execution and delivery of this Agreement or the other Documents nor the compliance with the terms thereof will violate (a) the Company's Memorandum and Articles of Association Company, (b) any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, agreement or other instrument to which the Company is a party or by which it is bound or violate any of the terms or provisions of any judgment, decree or order or any statute, rule or regulation applicable to the Company or (c) result in a violation of, or constitute a default under, any provision of any law regulation or rule applicable to the Company, except in the case of clause (b) or (c) any such violations which are not material to the business or financial condition of the Company.

4.5  Absence of Breach
     -----------------

          The Company is not in breach of, or in default under, any agreement, including without limitation, any financing agreement, to which it is a party or by which it is bound to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect.

4.6  Consents
     --------

          All permissions, licenses, consents, registrations and authorizations and other approvals for the time being required under the laws of India or any other jurisdiction or of any third party to authorize the allotment and issue of Equity Shares under this Agreement and for the validity or enforceability of this Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby, have been obtained and are in full force and effect.

4.7  Litigation
     ----------

          The Company is not engaged in any significant litigation or arbitration proceeding and is not aware of any facts likely to give rise to any significant litigation or arbitration proceedings.

4.8  Immunity
     --------

          In any proceedings in the Company's jurisdiction of incorporation in relation to this Agreement, the Company will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

4.9  No Default
     ----------

          The Company is not in default in the payment of any due and payable taxes, interest or penalties, or in the filing, registration or recording of any document or in breach of any legal or statutory obligation or requirement of the Company.

4.10 Required Filings
     ----------------

          Except as required by the laws of India and disclosed to you, it is not necessary or advisable that this Agreement be filed, registered, recorded or enrolled with any court, public office or other authority in any jurisdiction or that any documentary, registration or similar tax or duty be paid on or in relation to any such Agreement. To the extent that any such amounts are payable (including stamp duties required by Indian law), the Company covenants that such amounts shall be paid by it and that duly stamped copies of the Documents shall be provided to you.

4.11 Intellectual Property
     ---------------------

          Except as set forth on Schedule 4.11, to the best of the Company's knowledge, the Company has good title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. Except as set forth on Schedule 4.11, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. To the best of the Company's knowledge, (a) the Company has not violated and, by conducting its business as proposed, will not violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity and (b) no other Person has violated or is violating any of the Company's intellectual property rights to a material extent.

4.12 Hardware and Software; Year 2000 Compliance
     -------------------------------------------

          (a) The Hardware has been satisfactorily maintained and supported and has the benefit of an appropriate maintenance and support agreement. The Company has sufficient technically competent and trained employees to ensure proper handling, operation, monitoring and use of its computer systems. Disaster recovery plans are in effect and are adequate to ensure that the Hardware, Software and data can be replaced or substituted without material disruption to the business of the Company. The Company has adequate procedures to ensure internal and external security of the Hardware, Software and Data, including (without limitation) procedures for preventing unauthorized access, preventing the introduction of a virus, taking and storing on-site and off-site back-up copies of Software and Data.

          (b) All Hardware, Software, Software Products and other equipment used by the Company are Year 2000 Compliant, except as would not reasonably be expected to have a Material Adverse Effect.

4.13 Affiliate Transactions
     ----------------------

          Since June 30, 1999 there has been no Affiliate Transaction in excess of U.S.$60,000.

4.14 Disclosure
     ----------

          This Agreement and the other Documents and each certificate, document, agreement, report or instrument referred to in the Schedules, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

SECTION 5.  INDEMNIFICATION
            ----------------

5.1  Indemnification by the Company
     ------------------------------

          Subject to Section 5.3, the Company agrees to indemnify and hold harmless you, your officers and directors and each person, if any, who controls you within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments relating to or arising from the untruth, inaccuracy or breach of a representation contained in Section 4 of this Agreement or from the breach of any covenant or agreement on the part of the Company under this Agreement, except that the obligation of the Company under this Section 5.1 with respect to such losses, claims, damages, liabilities and judgments shall not exceed the purchase price for the Equity Shares purchased by you.

5.2  Indemnification by the Purchaser
     --------------------------------

          Subject to Section 5.3, you agree to indemnify and hold harmless the Company, the Company's officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments relating to or arising from the untruth, inaccuracy or breach of a representation contained in Section 1.3 of this Agreement or from the breach of any covenant or agreement on your part under this Agreement, except that your obligation under this Section 5.2 with respect to such losses, claims, damages, liabilities and judgments shall not exceed the purchase price for the Equity Shares purchased by you.

5.3  Limitation of Rights; Termination
     ---------------------------------

          Neither you nor the Company shall have any rights under this Section 5 with respect to any claim for which written notice is not delivered to the other party prior to the date on which the IPO is consummated. Except with respect to claims for which written notice is delivered to the other party prior to the date on which the IPO is consummated, all obligations of the parties under this
Section 5 shall terminate upon consummation of the IPO.

SECTION 6.  DEFINITIONS
            -----------

          As used in this Agreement, the following terms shall have the following meanings:

          Affiliate:  With respect to any specified Person, any other Person
          ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Without limiting the foregoing, (i) all directors and officers of a Person that is a corporation, and all managing members of a Person that is a limited liability company, shall be deemed Affiliates of such Person for all purposes hereunder, and (ii) in the case of an individual, Affiliate shall include (a) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (b) trusts, the trustee and all beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (a).

          "Affiliate Transaction" shall mean (i) any sale, lease, transfer or
           ---------------------
other disposition by the Company or its subsidiaries of any of their respective properties or assets to, (ii) any purchase of property or assets by the Company or its subsidiaries from, (iii) any investment by the Company or its subsidiaries in, (iv) any agreement (including without limitation, the Company's Memorandum and Articles of Association, and including any amendments, supplements or any other modifications to such agreements) by the Company or its subsidiaries with or for the benefit of, or (v) any other transaction between the Company or its subsidiaries with SCSL, any of its Affiliates or any other Affiliate of the Company.

          Agreement:  See Section 1.1.
          ---------

          Amendment:  Amendment 3 to Electronic Commerce Provider Agreement of
          ---------
even date herewith by and among you, Sterling Commerce International, Inc. and the Company.

          Closing:  See Section 1.2.
          -------

          Closing Date:  See Section 1.2.
          ------------

          Code:  The Internal Revenue Code of 1986, as amended from time to
          ----
time, and any successor statute or law thereto.

          Company:  Satyam Infoway Limited, a limited liability company under
          -------
the laws of the Republic of India, registered with the registrar of companies in Andhra Pradesh and having its registered office at IInd Floor, Mayfair Centre, 1-8-303/36, S.P. Road, Secunderabad - 500 003, India.

          Documents:  This Agreement, the Stockholders Agreement, the
          ---------
Registration Rights Agreement, the Amendment and the Equity Shares.

          Encumbrance:  Any interest or equity of any persons (including any
          -----------
right to acquire, option or preemptive right); any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by law), title retention or other security or agreement; and any rental, hire purchase, credit sale or other agreement for payment on deferred terms.

          Equity Shares:  See Section 1.1.
          -------------

          Exchange Act:  The U.S. Securities Exchange Act of 1934, as amended
          ------------
from time to time, and any successor statute or law thereto.

          ERISA:  The U.S. Employee Retirement Income Security Act of 1974, as
          -----
amended from time to time, and any successor statute or law thereto.

          GAAP:  Those generally accepted accounting principles and practices
          ----
which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial conditions, and the results of operations and cash flows, of the Company and its consolidated Subsidiaries, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such boards) in order to continue as a generally accepted accounting principle or practice may so be changed.

          Hardware:  Any computer equipment used by or for the benefit of the
          --------
Company at any time including, without limitation, parts of computer equipment such as firmware, screens, terminals, keyboards, disks and including without limitation, cabling and other peripheral and associated electronic equipment but excluding all software.

          IPO:  See Section 1.4.
          ---

          Lien:  Any material mortgage, pledge, lien, encumbrance, charge or
          ----
adverse claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any conditional sale or other title retention agreement; provided however, that the term Lien shall not include (i) liens for taxes or other governmental charges not yet due and owing, and those being contested in good faith by appropriate proceedings and as to which adequate reserves have been made on the books of the Company; (ii) mechanics', materialmans', carriers', landlords', and other similar liens arising in the ordinary course of business for sums not yet due and owing, and those being contested in good faith by appropriate proceedings; and (iii) deposits or pledges to secure the performance of bids tenders, contracts (other than for borrowed money), leases, statutory obligations, surety, fidelity, and appeal bonds, or other deposits or pledges for purposes of a general nature incurred in the ordinary course of business).

          Material Adverse Effect:  (i) Any material adverse effect whatsoever
          -----------------------
upon the validity, perfection or enforceability of any Document, the Equity Shares, (ii) any material adverse effect on the results of operations, financial condition, properties, assets, business or prospects of the Company, or (iii) any material adverse effect on the ability of the Company to fulfill its obligations under the Documents, the Equity Shares or any document contemplated hereby or thereby.

          Person:  An individual, partnership, corporation, limited liability
          ------
company, trust or unincorporated organization or a government or agency or political subdivision thereof.

          Registration Rights Agreement: The Registration Rights Agreement of
          -----------------------------
even date herewith by and between the Company and you.

          SCSL:  Satyam Computer Services Limited, the Company's parent.
          ----

          Securities Act:  The U.S. Securities Act of 1933, as amended from time
          --------------
to time, and any successor statute or law thereto.

          Software Products:  Any software and associated documentation and
          -----------------
materials, which is now or has at any previous time been supplied by the Company.

          Stockholders Agreement:  The Stockholders Agreement of even date
          ----------------------
herewith by and among the Company, SCSL and you.

          Subsidiary:  With respect to any Person (the "parent"), any
          ----------
corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent.

          Year 2000 Compliant:  The ability to provide all the following
          -------------------
functions:

          (a) accurate processing of all date information whether before, during or after January 1, 2000, including, without limitation, accepting date input, providing accurate date output and performing accurate calculations involving dates or portions of dates;

          (b) performing all processing accurately, efficiently and without interruption before, during and after January 1, 2000 without any change in operations, or in any input or output procedures;

          (c) processing date input accurately in a way that does not create any ambiguity as to century; and

          (d) storing, retrieving and processing date information accurately and in a manner that does not create any ambiguity as to century.

SECTION 7.  MISCELLANEOUS
            -------------

7.1  Notices
     -------

          All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, telecopier, or overnight air courier guaranteeing next day delivery:

          (a) if to any of you, at 4600 Lakehurst Court, Dublin, Ohio 43106,
Attention: Al Hoover, with a copy (which shall not constitute notice) to Skadden, Arps, Slate Meagher & Flom, LLP, 919 Third Avenue, New York, New York 10022, Attention: Eric J. Friedman, Esq.; and

          (b) if to the Company, at Maansarovar Towers, 271-A, Anna Salai, Teynampet, Chennai - 600 018, India, Attention: R. Ramaraj, with a copy to IInd Floor, Mayfair Centre, 1-8-

303/36, S.P. Road, Secunderabad - 500 003, India, and to M.G. Ramachandran, B 12 Kalindi Colony, New Delhi - 110 065, India, and to Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California 94025, Attention: Anthony J. Richmond, Esq.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

7.2  Successors and Assigns
     ----------------------

          This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent holders of Equity Shares.

7.3  Amendment and Waiver
     --------------------

          This Agreement and the other Documents may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by you and the Company.

7.4  Counterparts
     ------------

          This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7.5  Headings
     --------

          The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.6  Governing Law
     -------------

          This Agreement shall be governed by and construed in accordance with the laws of India.

7.7  Entire Agreement
     ----------------

          This Agreement, together with the other Documents and the Equity Shares, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.
This Agreement, together
with the other Documents, and the Equity Shares, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

7.8  Severability
     ------------

          In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of your rights and privileges shall be enforceable to the fullest extent permitted by law.

7.9  Confidentiality
     ---------------

          You agree that you will not, and will not permit your officers, directors, employees or agents to, disclose to any other Person (except your Affiliates) any confidential or proprietary information furnished to you by the Company or any Subsidiary, except (i) as required by law or legal process or by any governmental authority, (ii) such information as becomes or is generally available to the public other than as a result of a disclosure prohibited hereby, (iii) such information that is or becomes available to you on a non-confidential basis from a source not bound by this or another confidentiality agreement with the Company or any Subsidiary, (iv) such information that you disclose to your respective attorneys, advisors and representatives, provided that each such Person shall be deemed to be bound by the terms of this Section 7.9; and (v) such information that you disclose to a Person who is a prospective assignee of some or all Equity Shares, provided that such Person has first signed a confidentiality agreement substantially identical to that set forth in this Section.

7.10 Survival of Representations and Warranties
     ------------------------------------------

          The representations and warranties in this Agreement shall survive the Closing Date and terminate upon the one-year anniversary of the Closing Date.

7.11 Arbitration
     -----------

          (a) Any and all claims, disputes, questions or controversies involving the parties hereto and arising out of or in connection with this Agreement, or the execution, interpretation, validity, performance, breach or termination hereof (collectively, "Disputes") shall, upon the written request of
                                   --------
any party to this Agreement, be first referred to senior officers of each party for resolution. The senior officers shall meet immediately and attempt to negotiate a resolution of the Dispute. If such officers, negotiating in good faith, are unable to resolve and settle the dispute within fifteen (15) calendar days after the Dispute is first submitted to them, then any such officer shall be entitled to cause the Dispute to be submitted for settlement pursuant to the terms of Section 7.11(b).

          (b) Any Dispute which is not settled after an attempt by the parties hereto by amicable negotiation under Section 7.11(a) shall be resolved by final and binding arbitration. The arbitration shall be held in London in accordance with the Rules of Arbitration of the International

Chamber of Commerce as then existing and shall be heard and determined by an arbitral tribunal composed of three (3) arbitrators. Each party shall nominate one arbitrator within thirty (30) days after the date on which the Dispute is submitted to arbitration pursuant to this 7.11(b), and both of such arbitrators shall nominate a third arbitrator, who shall serve as the Chairman of such arbitral tribunal, within sixty (60) days after the date on which the Dispute is submitted to arbitration pursuant to this 7.11(b). If any arbitrator has not been named within the time limits specified herein, such appointment shall be made by the International Court of Arbitration of the International Chamber of Commerce, upon the written request of any party, if possible within thirty (30) days of such request. In the event there are more than two parties to a Dispute, whether as claimants or respondents, the procedure for selection of arbitrators remains the same as above, except that each of the multiple claimants and/or respondents shall jointly appoint an arbitrator.

          (c) Neither the existence of any Dispute nor the fact that any arbitration is pending hereunder shall relieve either party hereto of its respective obligations under this Agreement.

          (d) Each party agrees that all of the transactions contemplated by this Agreement shall constitute and shall be deemed to constitute commercial activities. To the extent that any party may be entitled in any jurisdiction whatsoever to claim immunity, whether characterized as sovereign or otherwise, from litigation, execution, set-off, attachment or other legal process of any nature whatsoever, it hereby expressly and irrevocable waives such immunity.

          (e) Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the laws of the place of arbitration and by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards of June 10, 1958. The award shall be final and binding on the parties and judgment upon any award may be entered in any court of competent jurisdiction.

          (f) To the fullest extent permitted by law, the parties hereby waive any rights of appeal to any court of competent jurisdiction with respect to any question of law arising in the course of the arbitration or with respect to any award, whether interlocutory or final. The parties expressly agree that leave to appeal or state a special case under Section 45 or Section 69 of the English Arbitration Act of 1996 shall not be sought with respect to any question of law arising during the course of the arbitration or with respect to any award made. However, the parties do not intent to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings or in connection with the enforcement of any award. Without prejudice to the availability of provisional remedies under the jurisdiction of a competent court, the arbitral tribunal shall have fully authority to grant provisional remedies.

          (g) The arbitral tribunal may consolidate an arbitration arising under or relating to this Agreement, the Stockholders Agreement and the Registration Rights Agreement with any other arbitration arising under or relating to any of these agreements, if the subject of the disputes in the arbitrations arises out of or relates essentially to the same set of facts or transactions, and no party would be prejudiced thereby. Such consolidated arbitration(s) shall be determined by the arbitral tribunal appointed for the arbitration proceeding that was commenced first in time.

          (h) The arbitration proceedings conducted pursuant to this Agreement shall be confidential. Neither party shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other party in the arbitration proceedings or about the existence, contents or results of the arbitration without the prior written consent of the other party except as required by law or in the course of a judicial, regulatory or arbitration proceeding, as may be requested or required by a governmental authority or as required for the enforcement of an arbitral award. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other party reasonable written notice of the intended disclosure and afford the other party a reasonable opportunity to protect its interests.

7.12 Specific Performance
     --------------------

          The parties hereto agree that the provisions of this Agreement are reasonable and necessary to protect the interests of the parties and that the parties' remedies at law for breach of any of the provisions of this Agreement will be inadequate and that, in connection with any such breach, the parties will be entitled, in addition to any other remedies (whether at law or in equity), to temporary and permanent injunctive relief in accordance with applicable law.


                           (Signature pages follow)

          If this Agreement is satisfactory to you, please so indicate by signing the acceptance on a counterpart of this Agreement and deliver such counterpart to the Company whereupon this Agreement will become binding between us in accordance with its terms.

                                 Very truly yours,

                                 SATYAM INFOWAY LIMITED


                                 By: /s/ R. Ramaraj
                                    ----------------------------
                                 Name:  R. Ramaraj
                                 Title: Managing Director


                                 Witnessed by:


                                 /s/ K. Thiagarajan
                                 -------------------------------
                                 Name:  K. Thiagarajan
                                 Title: General Manager - Finance



Acknowledged and Agreed:

STERLING COMMERCE, INC.


By: /s/ Albert K. Hoover
   ------------------------------
Name:  Albert K. Hoover
Title: Senior Vice President and General Counsel


Witnessed by:


/s/ Shelly R. Boggs
---------------------------------
Name:  Shelly R. Boggs
Title: Legal Administrative Assistant

                                 Schedule 4.11
                                 -------------

                             Intellectual Property
                             ---------------------

User Agreement, effective April 1, 1999, by and between the Company and Satyam Computer Services Limited

                                       18